Exhibit 99.1

Press Release

Assured Guaranty Ltd. Announces Selected Fourth Quarter 2007

Financial Information

Hamilton, Bermuda, January 24, 2008 — Assured Guaranty Ltd. (NYSE: AGO) (“Assured” or “the Company”) today announced selected financial information for the fourth quarter ended December 31, 2007.  Assured provided this information prior to its fourth quarter 2007 earnings release in order to provide the market with recent information regarding the level of new business production, the Company’s closely monitored credit (“CMC”) list, the Company’s loss expenses for the quarter and the impact of market value declines on the valuation of the Company’s guaranties written in the form of credit default swaps (“CDS”).  Additionally, the Company provided information on the performance of the Company’s U.S. residential mortgage-backed securities (“RMBS”) par exposure.  Assured’s preannouncement is limited to the information contained in this press release.  Full fourth quarter 2007 financial information will be released at approximately 5:00 p.m. ET on February 11, 2008.

“The fourth quarter was an eventful quarter for the financial guaranty industry.  During the quarter, we achieved record new business production results in both our direct and reinsurance segments, reflective of continued strong market demand and broad market acceptance for our triple-A rated financial guaranty policies,” stated Dominic Frederico, President and Chief Executive Officer.  “In addition, we continued to monitor and stress test our portfolio exposures and underwriting standards, especially in light of the turbulent market environment and, more specifically, the deterioration of the U.S. residential housing market.  In line with our previous concerns, our home equity line of credit exposures continue to experience rising delinquencies, but the remainder of our portfolio, including our pooled corporate and U.S. subprime residential mortgage-backed securities exposures, is performing in line with expectations.”

New Business Production:

Assured’s fourth quarter 2007 consolidated new business production as measured by the present value of gross written premiums (“PVP”), a non-GAAP financial measure, was $477.0 million, a 311% increase compared to the fourth quarter of 2006.  Full year 2007 PVP was $874.6 million, an increase of 93% compared to full year 2006, and the highest PVP year in the Company’s history.  This result was driven by record new business production for the Company in both the financial guaranty direct and financial guaranty reinsurance segments.  Financial guaranty direct PVP totaled $156.4 million in the fourth quarter of 2007, a 121% increase from the same period last year, reflecting the Company’s record production in the U.S. public finance and U.S. structured finance markets.  Financial guaranty reinsurance PVP increased by 610% versus the prior year period to $320.7 million in the fourth quarter, principally due to the facultative reinsurance transaction with Ambac Assurance Corporation that was announced by the Company on December 13, 2007.  In the “Explanation of Non-GAAP Financial Measures” section of this press release, an explanation of PVP and a reconciliation of PVP to gross written premiums, the most comparable GAAP term, is provided.

Assured Guaranty Ltd.

30 Woodbourne Avenue, 5th Floor	main	441 299 9375	info@assuredguaranty.com	www.assuredguaranty.com
Hamilton HM 08	fax	441 296 1083
Bermuda

Analysis of Present Value of Gross Written Premiums (PVP) (1)

(dollars in millions)

	Quarter Ended		% Change	Year Ended		% Change
	December 31,		versus	December 31,		versus
	2007	2006	4Q-06	2007	2006	YTD 2006
Financial guaranty direct segment:
U.S. public finance	$25.6	$13.0	97%	$60.1	$35.7	68%
U.S. structured finance	92.3	32.5	184%	264.1	146.8	80%
International	38.5	25.3	52%	152.6	119.7	27%
Financial guaranty direct PVP	$156.4	$70.8	121%	$476.8	$302.2	58%

Financial guaranty reinsurance segment:
U.S. public finance	$272.7	$30.4	797%	$301.5	$80.0	277%
U.S. structured finance	22.9	4.5	409%	32.4	13.5	140%
International	25.0	10.4	140%	63.9	57.9	10%
Financial guaranty reinsurance PVP	$320.7	$45.2	610%	$397.8	$151.5	163%

Consolidated PVP	$477.0	$116.0	311%	$874.6	$453.6	93%

1. Some amounts may not add due to rounding.

Incurred Losses and CMC List:

Assured also reported fourth quarter 2007 loss and loss adjustment expenses of $18.1 million, compared to $(0.7) million of loss and loss adjustment expenses in the fourth quarter of 2006.  The increase in loss and loss adjustment expenses in the quarter was principally due to higher loss and loss adjustment expenses associated with the Company’s U.S. home equity line of credit (“HELOC”) exposures.  U.S. HELOC loss and loss adjustment expenses totaled $20.1 million in fourth quarter 2007 and consisted of $17.6 million in portfolio loss reserves primarily due to the Company’s ratings downgrades of direct HELOC exposures and $2.5 million in case loss reserves associated with reinsurance HELOC exposures.

The Company also reported that its CMC list net par outstanding was $2,126 million at December 31, 2007, based on management’s review of its financial guaranty portfolio.  This reflects a net increase of $1,329 million from September 30, 2007 largely due to the addition of $1,754 million in HELOC exposures.  The Company continues to carefully monitor the performance of its HELOC exposures.  The transaction structures include provisions to mitigate the risk and reduce the magnitude of losses, although significant uncertainty remains regarding the ultimate performance of these transactions.  The Company’s CMC list represented 1.1% of total net par outstanding at December 31, 2007, an increase from 0.5% of net par outstanding at September 30, 2007.

Unrealized Mark-to-Market Loss on Derivatives:

The Company also reported a $302.9 million ($4.39 per diluted share) fourth quarter 2007 after-tax unrealized mark-to-market loss on derivatives associated with financial guaranties written as credit default swaps.  The Company had previously reported that its after-tax unrealized mark-to-market loss on credit default swaps for the months of October and November 2007 was approximately $220 million.  The mark-to-market loss in the fourth quarter was due to the decline in market values of the reference securities and was not due to rating agency downgrades of the reference securities.  Approximately 60% of this unrealized mark-to-market loss resulted from lower market values in the U.S. RMBS and commercial mortgage-backed securities markets and the balance was due largely to the decline in market values for collateralized loan obligations and other pooled corporate securities.  The mark-to-market loss does not reflect any case or portfolio loss reserves, policy claims or realized losses, nor does it affect the Company’s claims-paying resources, rating agency capital requirements or regulatory capital position. Assured’s CDS contracts are substantially similar to the Company’s financial guaranty insurance contracts and provide the counterparty with credit protection against payment default.  These contracts are generally held to maturity.  Management expects the net gain or loss on CDS exposure will amortize to zero as the exposure approaches its maturity date, unless there is a payment default on the exposure.

U.S. RMBS Net Par Outstanding Disclosures:

Assured has also provided in this release information on its U.S. RMBS net par outstanding as of December 31, 2007, including a new disclosure for its financial guaranty direct U.S. RMBS portfolio by exposure type and by year issued from 2005 to 2007 that provides pool factors, subordination, cumulative losses and 60+ day delinquencies.  This disclosure, which is included in the tables section of this press release and will be included in the Company’s financial supplement for the quarter and going forward, is based on the most recent reports available to Assured from Intex or the trustee agent on the transaction.

Fourth Quarter and Full Year 2007 Earnings Release and Conference Call Details:  Assured intends to issue its fourth quarter and full year 2007 earnings press release and financial supplement at approximately 5:00 p.m. Eastern Time (6:00 p.m. Atlantic Time) on Monday, February 11, 2008.  A copy of these documents will be available in the Investor Information section of the Company’s website located at http://www.assuredguaranty.com.

The Company will host a conference call for investors at 9:00 a.m. ET (10:00 a.m. AT) on Tuesday, February 12, 2008.  The earnings conference call will be available via live and archived webcast in the Investor Information section of the Company’s website at http://www.assuredguaranty.com or by dialing 866-711-8198 (in the U.S.) or 617-597-5327 (International), passcode 52893415.  A replay of the call will be available through March 12, 2008.  To listen to the replay dial: 888-286-8010 (in the U.S.) or 617-801-6888 (International), passcode 84053649.

Assured Guaranty Ltd. is a publicly-traded Bermuda-based holding company.  Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information on the Company and its subsidiaries can be found at www.assuredguaranty.com.

Assured Guaranty Ltd.

Closely Monitored Credits (“CMC”)

(dollars in millions)

Net Par Outstanding by Credit Monitoring Category (1),(2)
	December 31, 2007
Description:	Net Par Outstanding	%	Number of Credits in Category
Fundamentally sound risk	$198,133	98.9%
Closely monitored credits:
Category 1	1,288	0.6%	36
Category 2	743	0.4%	12
Category 3	71	—	16
Category 4	24	—	16
CMC Total	2,126	1.1%	80

Other below investment grade risk	20	—	46
Total	$200,279	100.0%

1.  Assured’s surveillance department is responsible for monitoring the Company’s portfolio of credits and maintains a list of closely monitored credits. The closely monitored credits are divided into four categories: Category 1 (low priority; fundamentally sound, greater than normal risk); Category 2 (medium priority; weakening credit profile, may result in loss); Category 3 (high priority; claim/default probable, case reserve established); Category 4 (claim paid, case reserve established for future payments). The closely monitored credits include all below investment grade (BIG) exposures where there is a material amount of exposure (generally greater than $10.0 million) or a material risk of the Company incurring a loss greater than $0.5 million. The closely monitored credits also include investment grade (IG) risks where credit quality is deteriorating and where, in the view of the Company, there is significant potential that the risk quality will fall below investment grade.

2.  Some amounts may not add due to rounding.

Assured Guaranty Ltd.

(dollars in millions)

Distribution by Ratings(1) of Residential Mortgage-Backed Securities by Category as of December 31, 2007

	December 31, 2007
	US		International		Total Net Par
Ratings (1):	Prime	Subprime	Prime	Subprime	Outstanding	% of Total
AAA/Aaa	$6,502	$6,161	$6,798	$20	$19,481	76.2%
AA/Aa	386	531	204	4	1,125	4.4%
A/A	1,162	11	200	—	1,372	5.4%
BBB/Baa	1,432	224	102	—	1,758	6.9%
Below investment grade	1,757	83	—	—	1,840	7.2%
Total exposures	$11,238	$7,010	$7,305	$24	$25,577	100.0%

Distribution of Residential Mortgage-Backed Securities by Category and by Year Insured as of December 31, 2007

	US			International		Total Net Par
Year insured:	Prime	Subprime(2)		Prime	Subprime	Outstanding	% of Total
2000 and prior	$96	$46		$78	$—	$220	0.9%
2001	5	27		225	—	258	1.0%
2002	37	18		276	—	331	1.3%
2003	90	313		113	18	534	2.1%
2004	505	205	(2)	106	4	821	3.2%
2005	1,724	107	(2)	1,288	0	3,119	12.2%
2006	1,287	4,630	(2)	2,543	—	8,460	33.1%
2007	7,494	1,663	(2)	2,675	2	11,834	46.3%
	$11,238	$7,010		$7,305	$24	$25,577	100.0%

Distribution of U.S. Residential Mortgage-Backed Securities by Rating(1) as of December 31, 2007

	Direct		Reinsurance		Total
	Net Par		Net Par		Net Par
Ratings (1):	Outstanding	%	Outstanding	%	Outstanding	%
AAA/Aaa	$12,227	73.4%	$436	27.4%	$12,663	69.4%
AA/Aa	778	4.7%	139	8.7%	917	5.0%
A/A	1,003	6.0%	169	10.6%	1,172	6.4%
BBB/Baa	1,123	6.7%	534	33.5%	1,657	9.1%
Below investment grade	1,526	9.2%	314	19.7%	1,840	10.1%
	$16,657	100.0%	$1,591	100.0%	$18,248	100.0%

Some amounts may not add due to rounding.

1.  Assured internal rating. Assured’s scale is comparable to that of the nationally recognized rating agencies.

2.  100% of the $6.4 billion in U.S. subprime RMBS exposure insured by Assured Guaranty Ltd.’s financial guaranty direct segment in 2004, 2005, 2006, and 2007 is rated AAA/Aaa.

Assured Guaranty Ltd.

(dollars in millions)

Financial Guaranty Direct U.S. Residential Mortgage-Backed Securities Net Par Outstanding Underwritten Since January 1, 2004 by Rating(1) and Year Issued as of December 31, 2007

Year	Super	AAA	AA	A	BBB	BIG
Issued	Senior	Rated	Rated	Rated	Rated	Rated	Total
2004	$—	$311	$—	$—	$—	$—	$311
2005	2,100	2,371	—	500	107	688	5,767
2006	900	667	500	—	396	—	2,463
2007	3,468	2,295	278	503	424	790	7,759
	$6,469	$5,644	$778	$1,003	$927	$1,478	$16,300

% of total	39.7%	34.6%	4.8%	6.2%	5.7%	9.1%	100.0%

Distribution of Financial Guaranty Direct U.S. Residential Mortgage-Backed Securities by Year Issued as of December 31, 2007

Year issued:	Prime First Lien	Prime Closed End Seconds (CES)	Prime HELOC	Alt-A First Lien	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$—	$—	$30	$165	$473	$668
2005	722	—	796	460	3,788	5,767
2006	396	—	—	167	1,900	2,463
2007	1,248	456	790	4,688	577	7,759
	$2,366	$456	$1,616	$5,481	$6,738	$16,657

Distribution of Financial Guaranty Direct U.S. Residential Mortgage-Backed Securities by Year Insured as of December 31, 2007

Year insured:	Prime First Lien	Prime Closed End Seconds (CES)	Prime HELOC	Alt-A First Lien	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$—	$—	$30	$165	$473	$668
2005	222	—	796	460	88	1,567
2006	896	—	—	68	4,600	5,564
2007	1,248	456	790	4,787	1,577	8,858
	$2,366	$456	$1,616	$5,481	$6,738	$16,657

Some amounts may not add due to rounding.

1.  Assured internal rating. Assured’s scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Ltd.

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Residential Mortgage-Backed Securities by Rating(1) as of December 31, 2007

Ratings (1):	Prime First Lien	Prime Closed End Seconds (CES)	Prime HELOC	Alt-A First Lien	Subprime First Lien	Total Net Par Outstanding
Super Senior	$780	$—	$—	$2,156	$3,533	$6,469
AAA/Aaa	371	74	30	2,822	2,462	5,758
AA/Aa	—	278	—	—	500	778
A/A	500	—	—	503	—	1,003
BBB/Baa	716	104	107	—	196	1,123
Below investment grade	—	—	1,478	—	47	1,526
Total exposures	$2,366	$456	$1,616	$5,481	$6,738	$16,657

Distribution of Financial Guaranty Direct U.S. Residential Mortgage-Backed Securities by Rating(1) as of December 31, 2007

Ratings (1):	Prime First Lien	Prime Closed End Seconds (CES)	Prime HELOC	Alt-A First Lien	Subprime First Lien
Super Senior	33.0%	—	—	39.3%	52.4%
AAA/Aaa	15.7%	16.2%	1.9%	51.5%	36.5%
AA/Aa	—	61.0%	—	—	7.4%
A/A	21.1%	—	—	9.2%	—
BBB/Baa	30.3%	22.8%	6.6%	—	2.9%
Below investment grade	—	—	91.5%	—	0.7%
Total exposures	100.0%	100.0%	100.0%	100.0%	100.0%

Some amounts may not add to rounding.

1. Assured internal rating. Assured’s scale is comparable to that of the nationally recognized rating agencies.

Assured Guaranty Ltd.

(dollars in millions)

Distribution of Financial Guaranty Direct U.S. Residential Mortgage-Backed Securities Issued January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies as of December 31, 2007 (1)

U.S. Prime First Lien

Year issued:	Net Par Outstanding	Pool Factor(2)	Subordination (3)	Cumulative Losses (4)	60+ Day Delinquencies (5)
2005	$722	81.6%	3.5%	0.01%	1.1%
2006	396	77.7%	3.2%	0.0%	0.1%
2007	1,248	97.4%	7.4%	0.001%	0.5%
	$2,366	89.7%	5.7%	0.01%	0.7%

U.S. Prime CES

Year issued:	Net Par Outstanding	Pool Factor(2)	Subordination (3)	Cumulative Losses (4)	60+ Day Delinquencies (5)
2005	$—	N/A	N/A	N/A	N/A
2006	—	N/A	N/A	N/A	N/A
2007	456	96.4%	37.9%	1.1%	7.8%
	$456	96.4%	37.9%	1.1%	7.8%

U.S. Prime HELOC

Year issued:	Net Par Outstanding	Pool Factor(2)	Subordination (3)	Cumulative Losses (4)	60+ Day Delinquencies (5)
2005	$796	44.0%	0.6%	3.4%	10.2%
2006	—	N/A	N/A	N/A	N/A
2007	790	87.9%	0.4%	1.3%	4.6%
	$1,586	53.7%	0.5%	2.9%	8.2%

U.S. Alt-A First Lien

Year issued:	Net Par Outstanding	Pool Factor(2)	Subordination (3)	Cumulative Losses (4)	60+ Day Delinquencies (5)
2005	$460	68.2%	8.1%	0.1%	3.5%
2006	167	66.9%	15.6%	0.0%	8.5%
2007	4,688	72.7%	23.9%	0.0%	6.1%
	$5,316	69.2%	22.6%	0.1%	6.0%

U.S. Subprime First Lien

Year issued:	Net Par Outstanding	Pool Factor(2)	Subordination (3)	Cumulative Losses (4)	60+ Day Delinquencies (5)
2005	$3,788	44.3%	52.4%	1.3%	29.9%
2006	1,900	69.1%	31.6%	1.2%	26.1%
2007	577	64.1%	40.0%	1.5%	23.8%
	$6,265	58.8%	39.4%	1.3%	26.6%

Some amounts may not add due to rounding.

1.  Subordination, cumulative loss, delinquency, and pool factor data is based on information obtained from Intex and/or provided by the trustee and may be subject to restatement or correction.  The summary data provided here is based on the most recent reports available to Assured.

2.  Pool factor is the percentage of net par outstanding at December 31, 2007 divided by the original net par outstanding of the transactions at inception.

3.  Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

4.  Cumulative losses are defined as net charge-offs on the underlying loan collateral divided by the original pool balance.

5.  60+ day delinquencies are defined as loans that are greater than 60 days delinquent and also includes all loans that are in foreclosure, bankruptcy or REO.

Explanation of Non-GAAP Financial Measures:

The following section defines the non-GAAP financial measure presented in this press release and describes why it is useful for investors.

Present value of gross written premiums or PVP, which is a non-GAAP financial measure, is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums on contracts written in the current period, discounted at 6% per year.   Management believes that PVP is a useful measure for management, equity analysts and investors because it permits the evaluation of the value of new business production for Assured by taking into account the value of estimated future installment premiums on new contracts underwritten in a reporting period, which GAAP gross premiums written does not adequately measure.  Actual future net earned or written premiums may differ from PVP due to factors such as prepayments, amortizations, refundings, contract terminations or defaults that may or may not be influenced by market interest rates, refinancing or refunding activity, prepayment speeds, policy changes or terminations, credit defaults, or other factors that management cannot control or predict. This measure should not be viewed as a substitute for gross written premiums determined in accordance with GAAP.  Below is a reconciliation of PVP to gross written premiums:

Assured Guaranty Ltd.

Analysis of Present Value of Gross Written Premiums(1)

(dollars in millions)

	Quarter Ended		% Change	Year Ended		% Change
	December 31,		versus	December 31,		versus
	2007	2006	4Q-06	2007	2006	YTD 2006
Gross written premiums (GWP) analysis:
Present value of GWP (PVP)	$477.0	$116.0	311%	$874.6	$453.6	93%
Less: Financial guaranty installment premium PVP	302.5	69.5	335%	570.6	270.6	111%
Upfront financial guaranty GWP	174.5	46.5	275%	304.0	183.0	66%
Plus: Financial guaranty installment GWP	80.8	35.9	125%	195.6	130.1	50%
Financial guaranty GWP	255.3	82.4	210%	499.6	313.1	60%
Plus: Mortgage guaranty segment GWP	(0.2)	2.7	NM	2.7	8.4	(68)%
Plus: Other segment GWP	—	0.1	NM	3.5	4.1	(15)%
Total GWP	$255.2	$85.2	200%	$505.9	$325.7	55%

NM = Not meaningful

1.  Some amounts may not add due to rounding.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements, including its calculations of PVP and statements regarding losses, the impact of credit market conditions on the Company, credit performance of the Company’s par insured, the impact of market value declines on the valuation of the Company’s guaranties written in the form of credit default swaps and the performance of its U.S. RMBS net par outstanding could be affected by many events.  These events include a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments or volatility in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserves, changes in regulation or tax laws, governmental actions, natural catastrophes, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investors and Media

Sabra Purtill, CFA

Managing Director, Investor Relations and Strategic Planning

212-408-6044

441-278-6665

spurtill@assuredguaranty.com

Christopher McNamee

Vice President, Investor Relations

212-261-5509

cmcnamee@assuredguaranty.com